Exhibit h(6)

                                                    Ambac Assurance Corporation
                                                         One State Street Plaza
                                                       New York, New York 10004
                                                      Telephone:   212-208-3283
                                                      Facsimile:   212-208-3566
                                                        Attn:   General Counsel

                      FINANCIAL GUARANTY INSURANCE POLICY


Policy Number:         SF0571BE

Insured Amount:        Guarantee Amount due to holders of Class A, Class B and
                       Class L Shares (the "Shareholders") of Smith Barney
                       Capital Preservation Fund (the "Fund"), a series of
                       Smith Barney Trust II (the "Trust")

Insured Obligation:    Guarantee dated as of March 29, 2002 by the Fund in
                       favor of the Shareholders

Beneficiary:           The Trust on behalf of the Fund for the benefit of the
                       Shareholders


Ambac Assurance Corporation ("Ambac"), a Wisconsin stock insurance company, in consideration of the payment of the Premium and subject to the terms of this financial guarantee insurance policy (the "Policy"), hereby agrees unconditionally and irrevocably to pay to the Beneficiary by deposit to the Designated Account, that portion of the Insured Amount which shall become Due for Payment but shall be unpaid by reason of Nonpayment, up to the Maximum Amount.

Ambac will make any such payments which are due under this Policy to the Beneficiary no later than the close of business on the second Business Day following Receipt by Ambac of a valid Notice of Claim. Payments due under this Policy will be satisfied by payment by Ambac to the account specified in the relevant Notice of Claim. Payment to such account shall discharge the obligations of Ambac under this Policy to the extent of such payment. Once payment of the Insured Amount has been made in the manner referred to above, Ambac shall have no further obligation under this Policy.

This Policy is not cancelable by Ambac for any reason, including the failure of Ambac to receive payment of any Premium due in respect of this Policy. This Policy does not insure against any risk other than Nonpayment.


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This Policy shall terminate (i) on the fifth Business Day following the
Guarantee Maturity Date if Ambac shall not have received a valid Notice of Claim, (ii) upon payment by Ambac of the Insured Amount to the Designated Account if Ambac receives a valid Notice of Claim within five Business Days following the Guarantee Maturity Date, or (iii) on the date the Trust terminates this Policy by notice to Ambac pursuant to the Financial Guarantee Agreement.

The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Any capitalized terms not defined herein shall have the meaning given to such terms in Appendix A hereto.

This Policy shall be governed by the laws of the state of New York, including all matters of construction, validity and performance (including Section 5-1401 of the New York General Obligations Law but excluding all other choice-of-law and conflicts-of-law rules).

The obligations of Ambac under this Policy shall not be accelerated.

In witness whereof, Ambac has caused this Policy to be duly executed on its behalf by a duly authorized officer of Ambac.



/s/ Warren Tong
--------------------------------
Authorized Officer


Effective Date:  May 14, 2002




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                                                                     APPENDIX A

                                  DEFINITIONS

"Adviser" means Smith Barney Fund Management LLC, as Adviser to the Fund.

"Business Day" means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange is closed for business.

"Class of Shares" means, as applicable, the Class A, Class B and Class L shares of beneficial interest of the Fund designated pursuant to the Trust's Amended and Restated Declaration of Trust dated as of September 28, 2001.

"Covered Expenses" means, for any Class of Shares, the annual ordinary fund operating expenses reflected in the Prospectus relating to such Class of Shares that are covered and limited by the Expense Limitation Agreement dated as of March 29, 2002 between the Trust and the Adviser as it may be amended from time to time in accordance with the terms thereof. "Covered Expenses" shall not include Investment-Related Costs or extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund's business.

"Designated Account" means the demand deposit account maintained with the Custodian by the Trust on behalf of the Fund.

"Distribution Per Share" means, with respect to any Class of Shares, an amount equal to the quotient of the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Covered Expense or an Investment-Related Cost, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the Shareholders of such Class of Shares and any payment of Income Taxes allocated to such Class of Shares, divided by the number of shares of such Class of Shares outstanding on the date of such distribution or payment. For the avoidance of doubt, payments of expenses that are not Covered Expenses or Investment-Related Costs, specifically including Income Taxes and extraordinary expenses, are treated as Distributions Per Share for purposes of determining the Guarantee per Share, but such payments can not be reinvested and no Shares shall be issued in respect of such payments.

"Due for Payment" means, in relation to the Insured Obligation, the occurrence of the Guarantee Maturity Date.

"Financial Guarantee Agreement" means the Financial Guarantee Agreement dated as of March 29, 2002 among the Adviser, the Trust and Ambac as it may be amended from time to time in accordance with the terms thereof.

"Guarantee Amount" means, as of any date, the sum of (i) the product of (x) the Guarantee per Share applicable to the Class A Shares as of such date and (y) the number of Class A Shares outstanding as of such date; (ii) the product of
(x) the Guarantee per Share applicable to the Class B Shares as of such date

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and (y) the number of Class B Shares outstanding as of such date; and (iii) the product of (x) the Guarantee per Share applicable to the Class L Shares as of such date and (y) the number of Class L Shares outstanding as of such date.

"Guarantee Maturity Date" means the date that is five years after Inception Date, but if that date is not a Business Day, the Guarantee Maturity Date shall be the first Business Day thereafter.

"Guarantee per Share" means, with respect to any Class of Shares, (i) the NAV for such Class of Shares at the close of business on the Transition Date and
(ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the day such Distribution Per Share was effective.

"Inception Date" means the date hereof.

"Income Taxes" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

"Investment-Related Costs" means interest, taxes (other than Income Taxes), brokerage commissions, transaction fees and other investment-related costs.

"Maximum Amount" means, as of the Guarantee Maturity Date, the excess of (a) the Guarantee Amount on the Guarantee Maturity Date, over (b) the sum of (i) the product of (x) the NAV for the Class A Shares as of the Guarantee Maturity Date and (y) the number of Class A Shares outstanding on such date; plus (ii) the product of (x) the NAV for the Class B Shares as of the Guarantee Maturity Date and (y) the number of Class B Shares outstanding on such date; plus (iii) the product of (x) the NAV for the Class L Shares as of the Guarantee Maturity Date and (y) the number of Class L Shares outstanding on such date.

"NAV" means, with respect to any Class of Shares of the Fund, (a) on the Transition Date, the net asset value per share of such Class of Shares established by the Fund for such date and (b) on any date of determination thereafter the quotient of (i) the excess of (x) the market value of the assets allocated to that Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Prospectus with respect to such Class of Shares over (y) the market value of any liabilities allocated to and/or associated with such Class of Shares determined as of the close of regular trading on the New York Stock Exchange by the Fund in the manner described in the Prospectus with respect to such Class of Shares divided by (ii) the number of outstanding shares of that Class of Shares at such time. The assets, income, gain, loss, expenses and liabilities (other than those expenses and liabilities relating specifically to a Class of Shares) of the Fund shall be allocated to each Class of Shares of the Fund on each date of determination on a pro rata basis based on the NAV of such Class of Shares on the preceding date of determination.

"Nonpayment" means the failure of the Fund to pay to the Designated Account an amount such that the amount in clause (b) of the definition of Maximum Amount is at least equal to the Guarantee Amount to which Shareholders are entitled on the Guarantee Maturity Date.


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"Notice of Claim" means a Notice of Claim and Certificate in the form attached as Appendix B to this Policy, duly executed by the Beneficiary.

"Offering Period" means the period during which the shares of the Fund will be offered for sale to investors as described in the Prospectus relating to each Class of Shares.

"Prospectus" means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time in accordance with the Financial Guarantee Agreement.

"Premium" means the premium payable in consideration for the issuance of this Policy.

"Receipt" means actual delivery of an original to Ambac at the office indicated on the first page of this Policy, Attn: General Counsel, on a Business Day. Delivery on a day that is not a Business Day or after 5:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. Delivery by facsimile shall not be complete until orally confirmed at the appropriate telephone number set forth above.

"Transition Date" means the Business Day after the end of the Offering Period.



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                                                                     APPENDIX B

                        NOTICE OF CLAIM AND CERTIFICATE

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Telephone:   212-208-3283
Facsimile:   212-208-3566
Attention:   General Counsel

The undersigned hereby certifies to Ambac Assurance Corporation ("Ambac"), with reference to financial guaranty insurance policy No. SF0571BE dated May 14, 2002 (the "Policy") issued by Ambac in respect of the shares of Smith Barney Trust II, Series Smith Barney Capital Preservation Fund (the "Fund"), that:

                    a. The undersigned for the benefit of the holders of Class A, Class B and Class L Shares (the
                         "Shareholders") of the Fund is the Beneficiary of the Policy.

                    b. There has not heretofore been a demand for the Insured Amount under the Policy.

                    c. The Beneficiary, for the benefit of the Shareholders, is making a claim under the Policy for the Insured Amount, in an amount not more than the Maximum Amount.

                    d. The Beneficiary, on behalf of the Shareholders, demands payment of $_________ and directs that payment under the Policy be deposited to the Designated Account by bank wire transfer of federal or other immediately available funds two (2) Business Day after receipt by Ambac of this Notice of Claim in accordance with the terms of the Policy. The account number of the Designated Account is [__________].

Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the respective meanings provided in the Policy.



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ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR
OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.



IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Notice of Claim and Certificate this [ ] day of [ ], [ ].


                                  SMITH BARNEY TRUST II, on behalf of its



                                  series Smith Barney Capital Preservation Fund



                                  By:__________________________________________
                                     Name:
                                     Title:

cc:  State Street Bank and Trust Company, as Custodian
     225 Franklin Street
     Boston, Massachusetts  02110
     Attn:  Robert F. Dame, Senior Vice President, JPB/3S